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                    MINNESOTA MUTUAL VARIABLE ANNUITY ACCOUNT
                       MONEY MARKET SEGREGATED SUB-ACCOUNT
                            PERFORMANCE CALCULATIONS

SIMPLE YIELD CALCULATIONS

Simple yields are computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one accumulation unit of the Money Market sub-account at the beginning of the most recent seven calendar day period, subtracting a hypothetical charge reflecting deductions from contractowner accounts, and dividing the difference by the value of the account at the beginning of the seven day period to determine the base period return, and multiplying the base period return by 365/7. The simple yield for the Money Market segregated sub-account at December 31, 1989 is calculated as follows:

                [(1.240664 - 1.239065)/1.239065]  *  365  = 6.73%
                                                     ---
                                                      7

EFFECTIVE YIELD CALCULATION

Effective yields are computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one accumulation unit of the Money Market sub-account at the beginning of the most recent seven calendar day period, subtracting a hypothetical charge reflecting deductions from contractowner accounts, and dividing the difference by the value of the account at the beginning of the seven day period to determine the base period return, and then compounding the based period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result. Effective yield calculation for the Money Market segregated sub-account at December 31, 1989 is calculated as follows:

                                                    365/7
   ([( 1.240664 - 1.239065)/1.239065]  + 1.000000)          - 1.000000 = 6.96%

TOTAL RETURN CALCULATIONS

Total return is the percentage change between the offering price of one accumulation unit at the beginning of a period and the redeemable value of that accumulation unit at the end of a period. A data base file is kept and updated monthly with respect to accumulation unit values. From this data base file, total return can be calculated for any specified number of periods since the segregated sub-account's date of beginning operations.

CUMULATIVE TOTAL RETURN

Cumulative total return is based on an initial $1,000 investment made on December 3, 1985. Using the accumulation unit value information attached, the cumulative total return for each type

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of Multi-option Annuity Contract without consideration of the contingent deferred sales charge at December 31, 1989 is as follows:

CUMULATIVE  =  (ENDING REDEEMABLE VALUE - INITIAL AMOUNT INVESTED )   *  100
TOTAL RETURN   ----------------------------------------------------
                              INITIAL AMOUNT INVESTED

FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACTS - WITHOUT DEFERRED SALES CHARGE

                      (1,230.89 - 1,000.00)  * 100 = 23.09%
                      ---------------------
                             1,000.00

AVERAGE ANNUAL TOTAL RETURN

In accordance with the SEC, average annual total return (T) allocates equal value among each period (N) by comparing the initial amount invested (P) to the ending redeemable value (ERV). The formula prescribed by the SEC is as follows:
                                        N
                               P[(1+T )    ] = ERV

AVERAGE ANNUAL TOTAL RETURN FOR THE PERIOD FROM DECEMBER 3, 1985 TO DECEMBER 31, 1989 for each type of Multi-option Annuity Contract (with and without consideration of the contingent deferred sales charge) is as follows:

FLEXIBLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                   4.08
          $1,000.00  [(1 + .0396)         ]  =  $1,171.90     T = 3.96%

SINGLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                   4.08
          $1,000.00  [( 1 + .0439)       ] = $1,191.57        T = 4.39%

FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACTS - WITHOUT DEFERRED SALES CHARGE

                                   4.08
          $1,000.00  [(1 + .0522)        ] = $1,230.89       T = 5.22%

AVERAGE ANNUAL TOTAL RETURN FOR THE PERIOD FROM JANUARY 1, 1989 TO DECEMBER 31, 1989 for each type of Multi-option Annuity Contract (with and without consideration of the contingent deferred sales charge) is as follows:

FLEXIBLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                    1
            $1,000.00  [(1 - .0069)    ] = $993.12        T = -0.69%


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SINGLE PAYMENT VARIABLE ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                   1
           $1,000.00  [(1 + .0192)    ]  =  $1,019.15        T = 1.92%

FLEXIBLE AND SINGLE PAYMENT VARIABLE ANNUITY CONTRACTS - WITHOUT DEFERRED SALES CHARGE

                                   1
            $1,000.00 [(1 +.0712)     ] = $1,071.22         T = 7.12%

The following information is used in the total return calculations:


                                       Accumulation
               Date                     unit value
               ----                    ------------

             12/03/85                    $1.007938
             01/01/89                     1.158183
             12/31/89                     1.240664